UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 8, 2007

CONTANGO OIL & GAS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-16317	95-4079863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 BUFFALO SPEEDWAY, SUITE 960

HOUSTON, TEXAS 77098

(Address of principal executive offices)

(713) 960-1901

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

On March 8, 2007, Darrell W. Williams, a director of Contango Oil & Gas Company (the “Company”), adopted a 10b5-1 Trading Plan (the “Plan”) under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

Rule 10b5-1 allows corporate executives and directors to establish prearranged written stock trading plans at a time when they are not aware of material non-public information. Subsequent receipt by the executive or director of material non-public information will not prevent prearranged transactions under the 10b5-1 plan from being executed. These plans allow individuals to achieve prudent and gradual asset diversification over time.

Under the Plan, Mr. Williams may sell up to 127,426 shares of the Company’s common stock in specified share amounts at specific market prices. As of Apirl 16, 2007, Mr. Williams has sold 50,000 shares of the Company’s common stock pursuant to the Plan. Any sales under the Plan are disclosed publicly through appropriate filings with the Securities and Exchange Commission. The Plan will terminate no later than March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: April 16, 2007	By:	/s/ KENNETH R. PEAK
Kenneth R. Peak Chairman and Chief Executive Officer